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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-2610) and related Prospectus of Casino America, Inc. of our report dated June 3, 1996, with respect to the consolidated financial statements of Casino America, Inc. included in this Current Report on Form 8-K dated July 3, 1996.



                                                 ERNST & YOUNG LLP


Chicago, Illinois
July 3, 1996